Exhibit 99.1

Blue Water Vaccines Announces Appointment of Retired Deloitte Consulting Senior Managing Director Simon Tarsh to Board of Directors

August 22, 2022 at 2:00 PM EDT

CINCINNATI, Aug. 22, 2022 (GLOBE NEWSWIRE) -- Blue Water Vaccines Inc. (“BWV” or “Blue Water Vaccines” or “the Company”), a biopharmaceutical company developing transformational vaccines to address significant global health challenges, today announced the appointment of Simon Tarsh, seasoned financial consultant with experience in the life science industry, to its board of directors at BWV’s annual meeting.

Mr. Tarsh brings over 40 years of experience in the financial industry to the Company, most recently serving global clients as a Senior Managing Director in the Finance and Enterprise Performance Practice at Deloitte Consulting since 2007. He led a growing global practice focused on Operational Transformation, including supporting Carve Out transactions, joint ventures and hybrid structures, both in the US and in international locations, such as India, China, Eastern Europe and Latin America. Throughout his career, he has supported high growth companies with their financial operations as they globalized, advising them on their expansion while balancing growth with appropriate controls.

“We are honored to welcome Mr. Tarsh to the Blue Water Vaccines Board of Directors following his appointment at the BWV annual meeting,” said Joseph Hernandez, Chairman and Chief Executive Officer of Blue Water Vaccines. “His distinguished career in accounting and financial consulting across many sectors, including the life science industry, will be invaluable to our operations as we continue to advance our vaccine pipeline and develop novel vaccine candidates.”

Mr. Tarsh received a Bachelor of Science undergraduate degree in Business and Administration from the University of Salford, Manchester, UK in 1981, and an MBA from City University Business School, London, UK in 1988. He is a Fellow of the Chartered Institute of Management Accountants (1984), which is considered as a CPA equivalent.

About Blue Water Vaccines

Blue Water Vaccines Inc. is a biopharmaceutical company focused on developing transformational vaccines to address significant health challenges globally. Headquartered in Cincinnati, OH, the company holds the rights to proprietary technology developed at the University of Oxford, Cincinnati Children's Hospital Medical Center, and St. Jude Children's Hospital. The company is developing a universal flu vaccine that will provide protection from all virulent strains in addition to licensing a novel norovirus (NoV) S&P nanoparticle versatile virus-like particle (VLP) vaccine platform from Cincinnati Children’s to develop vaccines for multiple infectious diseases, including norovirus/rotavirus and malaria, among others. Additionally, Blue Water Vaccines is developing a Streptococcus pneumoniae (pneumococcus) vaccine candidate, designed to specifically prevent the highly infectious middle ear infections, known as Acute Otitis Media (AOM), in children. For more information, visit www.bluewatervaccines.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on BWV’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to the development of BWV’s vaccine candidates; the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; delays and uncertainties caused by the global COVID-19 pandemic; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any vaccine under development, there are significant risks in the development, regulatory approval and commercialization of new products. BWV does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in BWV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022, Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 15, 2022 and periodic reports filed with the SEC on or after the date thereof. All of BWV’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Media Contact Information:
Blue Water Media Relations
Telephone: (646) 942-5591
Email: Nic.Johnson@russopartnersllc.com

Investor Contact Information:
Blue Water Investor Relations
Email: investors@bluewatervaccines.com